Exhibit 21

                              LIST OF SUBSIDIARIES

                          SUBSIDIARIES OF HUBCO, INC.:

Hudson United Bank, organized under the banking laws of the State of New Jersey. Lafayette American Bank and Trust, organized under the banking laws of the State of Connecticut.
Bank of the Hudson, organized under the banking laws of the State of New York. MSB Travel, Inc., organized under the New York Business Laws.

                       SUBSIDIARIES OF HUDSON UNITED BANK:

Hendrick Hudson Corp. of New Jersey, organized under the New Jersey Business
  Corporation Act.
Lafayette Development Corp., organized under the New Jersey Business
  Corporation Act.
HUB Investment Services, Inc., organized under the New Jersey Business
  Corporation Act.
HUB Mortgage Investments, Inc., organized under the New Jersey Business
  Corporation Act.
NJ Investments of Delaware, Inc., organized under Delaware Business Laws. JNB Holdings,Inc., organized under the New Jersey Business Corporation Act. NYLF, Inc., organized under the New Jersey Business Corporation Act.

               SUBSIDIARIES OF LAFAYETTE AMERICAN BANK AND TRUST:

AMBA Realty Corporation, organized under the Connecticut Business Laws.
LAI Company, organized under the Connecticut Business Laws.
LAB Investment Corp. of Delaware, Inc., organized under Delaware Business Laws. AMBA II Realty Corp., organized under the Connecticut Business Laws.

                     SUBSIDIARIES OF THE BANK OF THE HUDSON:

POSABK, Inc., organized under the New York Business Laws.
Plural Realty, Inc., organized under the New York Business Laws.
PSB Building Corp., organized under the New York Business Laws.
Hudson Trader Brokerage Services Inc., organized under the New York Business
  Laws.
BOTH Investments of Delaware, Inc., organized under Delaware Business Laws. Markgard Realty, Inc., organized under New York Business Laws.
Fair Street Associates, organized under New York Business Laws.
Plural Realty of Chappaqua, Inc., organized under New York Business Laws. PSB Associates, Inc., organized under New York Business Laws.
Twin Plaza Realty, Inc., organized under Florida Business Laws.
Marmet Apartments of West Virginia, Inc., organized under
  West Virginia Business Laws.
Riverdale Timber Ridge, Inc., organized under the New Jersey Business
  Corporation Act.